Exhibit 10.1

AMENDMENT NO. 1 TO CONFIDENTIAL SEPARATION AGREEMENT

AND RELEASE

THIS AMENDMENT NO. 1 TO CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE (this “Amendment”) is made and entered into by and between Mastech Digital, Inc., Mastech InfoTrellis, Inc. Mastech Digital Data, Inc., and the subsidiaries and affiliates of each (collectively the “Company”) and Michael Fleishman (“Executive”).

WHEREAS, the Company and Executive entered into that certain Confidential Separation Agreement and Release (the “Original Agreement”) on November 27, 2023; and

WHEREAS, the parties wish to amend the Original Agreement in order to correct an inadvertent error therein.

NOW, THEREFORE, in consideration of the mutual undertakings set forth below and for other valuable consideration, the Company and Executive, each intending to be legally bound, hereby agree as follows:

1.

Section 2(b)(1)(c) of the Original Agreement is hereby amended in its entirety to read as follows: “A lump sum payment of six hundred and ninety thousand dollars ($690,000) to be paid to Executive on January 31, 2025.”

2. The parties acknowledge and agree that the Original Agreement was executed by Executive on November 27, 2023, and that the 7-day revocation period referenced in Section 6 of the Original Agreement expired on December 4, 2023.

3. Except as amended hereby, the Original Agreement remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties, having read this Amendment No. 1 to Confidential Separation Agreement and General Release, and intending to be legally bound thereby, have caused this Amendment No. 1 to Confidential Separation Agreement and General Release to be executed as of the date set forth below.

EXECUTIVE

DATED: 12/7/2023	/s/ Michael Fleishman
Michael Fleishman
Executive

COMPANY

DATED: December 6, 2023	By:	/s/ John J. Cronin, Jr.
Name: John J. Cronin, Jr.
Title: CFO